                                                                    EXHIBIT 99.1

COOPER INDUSTRIES, INC.                                                  [LOGO]
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
[MONTH DAY], 2001
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Cooper Industries, Inc. ("Cooper") appoints Diane K. Schumacher and Terrance V. Helz, or either of them, proxies, with full power of substitution, to vote all shares of shares of common stock of Cooper held of record in the name of the undersigned at the Special Meeting of Shareholders to be held at the principal executive offices of the Company at [Location], Houston, Texas 77002-1001 at x:xx a.m. on [day], [Month day], 2001, and any adjournments or postponements thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.

         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE THE PROPOSAL LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

         This card also constitutes voting instructions for any shares held for the shareholder in Cooper's Dividend Reinvestment and Stock Purchase Plan and the Cooper Industries, Inc. Retirement Savings and Stock Ownership Plan, as well as any shares acquired through Cooper's Employee Stock Purchase Plan that are being held in a book-entry account at EquiServe Trust Company, N.A., as described in the Notice of Meeting and Proxy Statement.

                                      (Please date and sign on the reverse side)

                           o  FOLD AND DETACH HERE  o

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1
                                 ---------------------------------------------------
                                                                                     FOR      AGAINST     ABSTAIN
                                                                                     ---      -------     -------
Item 1.   To adopt the Agreement and Plan of Merger among Cooper Industries,
Inc., Cooper Mergerco, Inc. and Cooper Industries, Ltd., a Bermuda company, whereby the company will effectively change its place of incorporation from
Ohio to Bermuda by merging Cooper Mergerco, Inc. with Cooper Industries,
Inc., which will be the surviving entity and become a wholly-owned, indirect subsidiary of Cooper Industries, Ltd., and pursuant to which each share of
Cooper Industries, Inc. will automatically become a share of Cooper Industries,
Ltd. and all current shareholders of Cooper Industries, Inc. will become shareholders of Cooper Industries, Ltd.

                                    I plan to attend the meeting. [ ]


                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                    -----------------------------------------

                                    -----------------------------------------
                                    SIGNATURES(S)                      DATE

                                                                      (over)


                          o   FOLD AND DETACH HERE   o

  THIS IS YOUR PROXY,
YOUR VOTE IS IMPORTANT

                         VOTE BY TELEPHONE OR INTERNET

                          QUICK  o  EASY  o  IMMEDIATE

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT, NEW YORK TIME ON [MONTH DAY], 2001.

Telephone and Internet proxy voting is permitted under the laws of the state in which Cooper is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:    ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE (1-877-779-8683)
                  FROM THE U.S. AND CANADA OR DIAL 001-201-536-8073 FROM OTHER
                  COUNTRIES. You will be asked to enter the VOTER CONTROL NUMBER that appears on the proxy card. Then follow the instructions.

                                       OR

VOTE BY INTERNET: LOG ON TO THE INTERNET AND GO TO THE WEB SITE:
                  http://www.eproxyvote.com/cbe
                  Click on the "PROCEED" icon - You will be asked to enter the VOTER CONTROL NUMBER that appears on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:     Mark, sign and date your proxy card and return it in the
                  postage-paid envelope. IF YOU ARE VOTING BY TELEPHONE OR THE
                  INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.